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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WINLAND ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
BOARD AND COMMITTEE MEETINGS
REPORT OF AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SHAREHOLDER PROPOSAL
THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL
INDEPENDENT PUBLIC ACCOUNTANT
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
FORM 10-KSB

WINLAND ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 13, 2003

TO THE SHAREHOLDERS OF WINLAND ELECTRONICS, INC.:

     The 2003 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at the Country Inn & Suites located at 1900 Premier Drive, Mankato, Minnesota 56001, at 10:00 a.m. on Tuesday, May 13, 2003, for the following purposes:

1.	To set the number of directors at five (5) by electing five (5) members of the Board of Directors.

2.	To consider a proposal submitted by a shareholder of the Company, if such proposal is properly presented at the meeting.

3.	To take action on any other business that may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a Proxy Statement and form of Proxy.

     Only shareholders of record as shown on the books of the Company at the close of business on March 21, 2003 will be entitled to vote at the 2003 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the 2003 Annual Meeting. Whether or not you plan to attend the 2003 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided, or vote your shares by phone as described in the Proxy Statement. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help your Company avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

Lorin E. Krueger President and Chief Executive Officer

Dated: April 4, 2003
            Mankato, Minnesota

WINLAND ELECTRONICS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
May 13, 2003

     The accompanying Proxy is solicited by the Board of Directors of Winland Electronics, Inc. (“Winland” or “Company”) for use at the 2003 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 13, 2003, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

     You may vote your shares by telephone or by mail as follows. Please help us save administrative and postage costs by voting by telephone.

BY TELEPHONE:

•	On a touch-tone telephone, please call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week. You may vote by phone until 12 noon Central Time on May 12, 2003.

•	Enter the three digit company number and seven digit personal identification number shown on your proxy card or electronic notification.

•	Follow the simple recorded instructions.

BY MAIL:

•	Sign and date the enclosed proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.

     Any shareholder giving a Proxy may revoke it any time prior to its use at the 2003 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of the Company or by filing a later dated written Proxy with an officer of the Company. Personal attendance at the 2003 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2003 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein and will be voted against the shareholder proposal.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

     The mailing address of the principal executive office of the Company is 1950 Excel Drive, Mankato, Minnesota 56001. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about April 4, 2003.

OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed March 21, 2003 as the record date for determining shareholders entitled to vote at the 2002 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2002 Annual Meeting. At the close of business on March 21, 2003, there were 2,978,160 shares of the Company’s Common Stock, par value $.01 per share, issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2003 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

     The following table provides information as of March 21, 2003 concerning the beneficial ownership of the Company’s Common Stock by (i) the persons known by the Company to own more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5%	Number of Shares		Percent
Owner) or Identity of Group	Beneficially Owned(1)		of Class (1)

Lorin E. Krueger	247,354	(2)	8.2%
1950 Excel Drive Mankato, MN 56001
S. Robert Dessalet	25,465	(3)	*
Thomas J. de Petra	19,000	(4)	*
James L. Reissner	10,000	(4)	*
Richard T. Speckmann	7,000	(5)	*
Jennifer A. Thompson	36,400	(6)	1.2%
Steven W. Vogel	24,759	(7)	*
Terry E. Treanor	11,687	(8)	*
W. Kirk Hankins	195,737	(9)	6.6%
2113 Northridge Drive North Mankato, MN 56003
Dyna Technology, Inc.	404,800	(10)	13.7%
225 South Cordova Avenue LeCenter, MN 56057
All Current Executive Officers	445,533	(11)	14.2%
and Directors as a Group (10 Individuals)

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)	Includes 800 shares held by Mr. Krueger’s spouse and 30,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options.

(3)	Includes 6,465 shares owned jointly by Mr. Dessalet and his spouse and 19,000 shares which may be purchased by Mr. Dessalet upon exercise of currently exercisable options.

(4)	Represents shares which may be purchased upon exercise of currently exercisable options.

(5)	Includes 5,000 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(6)	Includes 24,400 shares which may be purchased by Ms. Thompson upon exercise of currently exercisable options.

(7)	Includes 24,400 shares which may be purchased by Mr. Vogel upon exercise of currently exercisable options.

(8)	Includes 10,000 shares which may be purchased by Mr. Treanor upon exercise of currently exercisable options.

(9)	Includes 69,842 shares held by Mr. Hankins’s spouse, which shares Mr. Hankins disclaims beneficial ownership of.

(10)	Represents shares held by Dyna Technology, Inc., of which Ralph and Nola Call are the sole shareholders and, as such, share the voting and dispositive power of the shares. The Company has relied on information provided in an amendment to Schedule 13D dated August 26, 2002 and filed with the Securities and Exchange Commission on September 5, 2002.

(11)	Includes 14,895 shares held by family members of officers and directors, and 124,000 shares which may be purchased upon exercise of currently exercisable options.

ELECTION OF DIRECTORS
(Proposal #1)

     The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Governance/Nomination Committee recommended to the Board of Directors that the number of directors be set at five and that the persons currently serving on the Board be nominated for election. The Board of Directors unanimously recommends that the number of directors be set at five by electing the five persons nominated. Unless otherwise instructed, the Proxies will be so voted.

     In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the present Board of Directors. If, prior to the 2003 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2003 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Governance/Nomination Committee. Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name and Age of		Current Position	Director
Director/Nominee	Age	with the Company	Since

Lorin E Krueger	47	President, Chief Executive Officer, Secretary and Director	1978
S. Robert Dessalet	71	Chairman of the Board	1985
Thomas J. de Petra	56	Director	1994
James L. Reissner	63	Director	2001
Richard T. Speckmann	52	Director	2002

     Lorin E. Krueger has served as Chief Executive Officer of the Company since June 1, 2001, and as President of the Company since January 1999. In addition, Mr. Krueger has served as Secretary of the Company since 1983. Mr. Krueger served as the Company’s Chief Operating Officer from January 1999 until June 2001 and as its Senior Vice President of Operations from March 1987 until January 1999. Mr. Krueger has been an employee of the Company since 1976 and served as its Vice President from January 1977 to March 1987.

     S. Robert Dessalet, CPA, has served as Chairman of the Company’s Board of Directors since June 1, 2001. Mr. Dessalet has been a self-employed business consultant since August 2000. He served as Director of Marketing of RJ Morse Enterprises, Inc., a precision machining company, from November 1999 to July 2000. Mr. Dessalet was self-employed as a management consultant January 1997 to November 1999. From September 1996 to January 1997, he served as Vice President-Finance and Administration of Rimage Corporation, a manufacturer of computer software duplication and finishing systems after the merger of Rimage Corporation and Dunhill Software Services, Inc. He served as Vice President-Finance and Administration of Dunhill Software Services, Inc., a software duplication company, from May 1994 to September 1995. Mr. Dessalet was a consultant for Dessalet & Associates, a business consulting firm, from January 1993 to May 1994. He was employed by National Poly Products, Inc., a producer of polyethylene packaging film in Mankato, Minnesota, from June 1968 to January 1993 in various capacities including Chief Financial Officer.

     Thomas J. de Petra has been self-employed as a management consultant since June 1999. From August 1998 to June 1999, he served as Chief Operating Officer of International Concept Development, Inc., a restaurant and hotel developer. From October 1997 to August 1998, Mr. de Petra served as Chief Operating Officer of Illuminated Media Inc., an advertising company. From February 1996 to June 1997, Mr. de Petra served as Chief Executive Officer of Nortech Forest Technologies, Inc., continuing to provide services as a consultant until October 1997. Mr. de Petra was a management consultant from June 1993 to February 1996, and he was Chief Information Officer of IDC Holdings, Ltd. from June 1993 to November 1994. Mr. de Petra was President and owner of de Petra & Associates, Inc., a financial communications firm, formerly known as First Financial Investor Relations, Inc., from August 1986 to October 1993.

     James L. Reissner has served as President of Activar, Inc. since January 1996 and as Chief Financial Officer of Activar from 1992 until becoming President. Mr. Reissner acted in various management and financial management capacities during the past twenty years, including Managing Director of the Minnesota Region of First Bank Systems, Inc., until 1990. Since September 10, 2001, Mr. Reissner serves also as Chief Executive Officer of MagStar Technologies, Inc. Mr. Reissner also serves as a director of Rimage Corporation (Nasdaq:RIMG) and Magstar Technologies, Inc. (Nasdaq:MGST), publicly held Minnesota corporations.

     Richard T. Speckmann has served as Chief Executive Officer of Outside the Box, Inc. since November 2002. From April 2001 to November 2002, Mr. Speckmann served as President of Amcon Construction Company, LLC. From January 1997 to March 2001, Mr. Speckmann, a partner of Art Holdings Corporation, served as its President. Prior to 1997, Mr. Speckmann served in various capacities with several Twin Cities companies, including Andcor Companies, Inc., InforMark Resources, Inc., Ehlert Publishing Group and Signdesign, Inc.

BOARD AND COMMITTEE MEETINGS

     During fiscal 2002, the Board of Directors held six (6) meetings. No director attended less than 75% of the meetings of the Board and the committees on which such director served during 2002.

     The Company’s Board of Directors has three standing committees, the Audit Committee, Compensation Committee and Governance/Nomination Committee.

     The Audit Committee is comprised of S. Robert Dessalet, CPA, Thomas J. de Petra and James L. Reissner, all non-employee independent members of the Board of Directors. Mr. Dessalet has been named as the “audit committee financial expert” as defined by Item 401(e) of Regulation S-B under the Securities Act of 1933. Mr. Dessalet is a Certified Public Accountant, whose experience includes positions as Vice President of Finance and Administration, Chief Financial Officer and business and management consultant. The Company acknowledges that the designation of Mr. Dessalet as the audit committee financial expert does not impose on Mr. Dessalet any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Dessalet as a member of the audit committee and the Board of Directors in the absence of such designation or identification. The Audit Committee reviews the selection and work of the Company’s independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. During 2002, the Audit Committee met four (4) times.

     The Compensation Committee is comprised of S. Robert Dessalet, Thomas J. de Petra, James L. Reissner and Rick Speckmann, who joined the committee on July 30, 2002. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate. This committee is vested with the same authority as the Board of Directors with respect to the granting of options and the administration of the Company’s Stock Option Plans. During 2002, the Compensation Committee met four (4) times, and took action once by unanimous written consent.

     The Governance/Nomination Committee is comprised of S. Robert Dessalet, CPA, Lorin E. Krueger, Thomas J. de Petra and Rick Speckmann, who joined the committee on July 30, 2002. This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals. The committee was established in June 2001. This committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. The committee will consider the particular expertise of each nominee and strive to achieve an appropriate breadth of skills among the Board members. A shareholder who wants to propose a candidate has to comply with the provisions of the Company’s bylaws regarding nominations for the election of directors. These provisions require a shareholder to provide timely notice in proper written form of the shareholder’s intent to nominate a candidate. If the Company held an annual meeting in the previous year, such a notice of a shareholder is “timely” if it was provided not more than ninety (90) and not less than sixty (60) calendar days prior to the date that is one year after the prior year’s annual meeting. If no annual meeting was held in the previous year, or if the date of the annual meeting changed by more than thirty (30) days from the prior year’s annual meeting (the “Other Meeting Date”), the shareholder’s notice is timely if it is received by the later of (i) the close of business on the date ninety (90) days prior to the Other Meeting Date or (ii) the close of business ten (10) days following the date on which the Other Meeting Date is first publicly announced. The shareholder’s notice is in proper form if it includes certain specified information regarding the shareholder’s name and address, the shareholder’s stock ownership, existing arrangements or understandings regarding the nomination, any information regarding each nominee that would be required to be included in a proxy statement had the nominee been nominated by the Company, and the consent of each nominee to serve as director of the Company if so elected. The Nominating/Governance Committee met twice during 2002.

REPORT OF AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Listing Standards of the American Stock Exchange (“AMEX”) that governs audit committees, Section 121(B), including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Listing Standards Section 121(A).

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
S. Robert Dessalet
Thomas J. de Petra
James L. Reissner

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company’s last three fiscal years for the Chief Executive Officer and for each other person who served as an executive officer during 2002 whose total annual salary and bonus paid or accrued during 2002 exceeded $100,000.

		Annual Compensation			Long Term
					Compensation
						All Other
Name and Principal						Compensation
Position	Fiscal Year	Salary ($)	Bonus ($)	Other ($)	Options	($)(1)

Lorin E. Krueger	2002	129,751	60,520	—	10,000	2,954
President, Chief	2001	123,600	—	—	—	2,387
Executive Officer and	2000	123,600	50,000	—	—	3,500
Secretary
Jennifer A. Thompson	2002	82,399	31,697	—	10,000	2,881
Chief Financial Officer	2001	74,775	—	—	—	—
	2000	27,692	—	—	36,000	—
Steven W. Vogel	2002	88,009	17,697	—	10,000	3,074
VP of Engineering	2001	85,458	—	—	—	2,842
	2000	82,865	—	—	—	3,472
Terry E. Treanor	2002	75,853	25,387	—	10,000	2,657
VP of Manufacturing	2001	73,753	—	—	—	2,452
	2000	71,500	—	—	—	3,038

(1)	Represents contribution to the Company’s 401(k) Plan for executive officer’s benefit.

Option Grants During 2002 Fiscal Year

     The following table provides information regarding stock options granted during fiscal 2002 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

		Percent of Total Options
		Granted to Employees	Exercise or Base
Name	Options Granted(1)	in Fiscal Year	Price Per Share(1)	Expiration Date

Lorin E. Krueger	10,000	9.3%	$0.95	03/01/07
Jennifer A. Thompson	5,000	4.6%	$2.29	07/01/05
	5,000	4.6%	$1.40	12/20/07
Steven W. Vogel	5,000	4.6%	$2.29	07/01/05
	5,000	4.6%	$1.40	12/20/07
Terry E. Treanor	5,000	4.6%	$2.29	07/01/05
	5,000	4.6%	$1.40	12/20/07

(1)	The options were granted at the fair market price on the dates of grant; they were immediately exercisable on the dates of grant and have either three-year or five-year terms.

Option Exercises During 2002 Fiscal Year and Fiscal Year-End Option Values

     The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during 2002 and the number and value of options at December 31, 2002. The Company does not have any outstanding stock appreciation rights.

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired	Value	December 31, 2002	December 31, 2002
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Lorin E. Krueger	—	—	30,000 exercisable 0 unexercisable	$4,500 exercisable $0 unexercisable
Jennifer A. Thompson	—	—	24,400 exercisable 21,600 unexercisable	$0 exercisable $0 unexercisable
Steven W. Vogel	—	—	24,400 exercisable 3,600 unexercisable	$0 exercisable $0 unexercisable
Terry E. Treanor	—	—	10,000 exercisable 0 unexercisable	$0 exercisable $0 unexercisable

(1)	Value is calculated on the basis of the difference between the option exercise price and $1.40, the closing sale price for the Company’s Common Stock on December 31, 2002 as quoted by the American Stock Exchange, multiplied by the number of shares of Common Stock underlying the option.

Compensation to Directors

     The outside directors receive a retainer of $700 per month, with the Chairman receiving an additional retainer of $1,500 per month. The directors also receive $500 for attendance at each Audit Committee meeting and $300 for each Compensation Committee or Governance/Nomination Committee meeting. The Company’s 1997 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a “Non-Employee Director”). Each Non-Employee Director who is elected for the first time as a director is granted a nonqualified option to purchase 5,000 shares of Common Stock. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a nonqualified option to purchase 5,000 shares of Common Stock. No director shall receive more than one option pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable and expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) five (5) years after the date of grant. In the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six (6) months of the death of such Non-Employee Director or until the date on which the option, by its terms, expires, whichever is earlier. In addition, Mr. de Petra was paid $5,500 by the Company in 2002 for consulting services.

Employment Agreements and Termination of Employment Arrangements

     The Company entered into an Employment Agreement effective January 1, 1999 with Lorin E. Krueger, the Company’s President and Chief Executive Officer, which agreement’s initial term expires December 31, 2003, with additional one-year terms thereafter, unless either party gives notice to the other party 60 days prior to the end of such term that such party wishes to terminate the agreement. The agreement provides for an annual base salary in an amount determined by the Compensation Committee, which amount the Compensation Committee has determined to be $135,061 for 2003.

Mr. Krueger is eligible to receive an annual bonus consisting of stock options and/or a cash payment at the sole discretion of the Compensation Committee. If Mr. Krueger terminates his employment for good reason during the two years following a change in control of the Company, he is entitled to an amount equal to the salary and bonus paid to him for the two fiscal years preceding such termination, which amount shall be paid in 24 equal monthly installments. Mr. Krueger has agreed that, during the two-year period following the termination of his employment, except following a change of control as hereinbefore described, he will not (i) compete with the Company, (ii) solicit or communicate with the Company’s customers or (iii) solicit any of the Company’s employees to leave the Company.

Certain Transactions

     James Reissner, a director of the Company, is also a director of Rimage Corporation, a customer of the Company. Rimage’s purchases from the Company totaled $576,050 in 2001 and $613,271 in 2002. The Company expects Rimage’s purchases to be similar in 2003.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 2002, all executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

SHAREHOLDER PROPOSAL
(Proposal #2)

     Dyna Technology, Inc., the holder of 404,800 shares of the Company and having an address of 225 South Cordova Avenue, LeCenter, Minnesota 56057, has given notice that it will present the following resolution for adoption by the shareholders of the Company at its 2003 Annual Meeting:

“RESOLVED: That the Board of Directors of the Company be and hereby is directed to immediately discontinue the grant of incentive stock options under any existing program and that the grant of any incentive stock options by the Company shall hereafter be subject to shareholder approval and shall require the affirmative vote of at least 60% of the shareholders in attendance, whether in person or by proxy, at any annual meeting, or at any special meeting called for that purpose.”

The following statement was submitted by Dyna Technology, Inc. in support of the resolution:

“The grant of incentive stock options to incumbent management effectively dilutes the voting power of all shareholders of the Company. Upon exercise of any outstanding incentive stock options by incumbent management, existing corporate governance becomes more entrenched and requires a greater percentage of the vote by any shareholders holding any opposing view to block any proposal offered for approval by incumbent management at any meeting of the shareholders of the Company.

“Under the existing incentive stock option program, the incumbent management took advantage of a downturn in the stock market following September 11, 2001 and awarded additional incentive stock options exercisable at 53 cents per share. The current officers of the Company are the same officers who were in charge of the Company during the downturn that resulted in the 53 cents per share market price.

Why should those same officers be rewarded for any subsequent upturn in the market that only replenishes shareholder value?

“It is not in the best interest of shareholders that officers of the Company be rewarded with stock options when they were first responsible for a period of poor performance by the Company. The incumbent management took unfair advantage of a downturn in the stock market by awarding new stock options exercisable at 53 cents per share. The common shareholder presently has no control over the number or pricing of the options. In real terms, assuming all other factors being equal, both the value and the voting power of each outstanding share of the Company is diluted each time any of these incentive stock options are exercised.

“It is respectfully submitted that it is in the best interest of the Company and its shareholders that the Board of Directors adopt a policy prohibiting the grant or issuance of stock options to the officers of the Company unless the requisite approval of shareholders is obtained, as set forth in the proposed resolution.”

Company Statement

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL

     The shareholder proposal above was submitted by Dyna Technology, Inc., a Utah corporation solely owned by Ralph I. Call and his wife. This proposal is Mr. Call’s fourth attempt to modify Winland’s management and operations. He unsuccessfully attempted to replace Winland’s Board of Directors with his own slate of directors at a Special Meeting of Winland’s Shareholders on August 21, 2001. He unsuccessfully attempted to replace two of Winland’s directors with his own nominees at Winland’s Annual Meeting of Shareholders on December 20, 2001. He unsuccessfully proposed the adoption of cumulative voting for directors at Winland’s Annual Meeting of Shareholders on July 30, 2002. In each case, shareholders of Winland rejected Mr. Call’s efforts.

     In the opinion of the Board, this new proposal is based on incomplete information and incorrect assumptions and constitutes just another attack from Mr. Call on Winland’s management. Mr. Call claims management “took advantage of” the terrorist attacks of September 11, 2001 and the subsequent economic downturn to gain personal advantage. He incorrectly assumes officers of Winland granted themselves options exercisable at $0.53 per share. Had Mr. Call bothered to ask for the facts, he might have realized his mistake and saved the Company the time and expense of responding to his proposal.

     Mr. Call’s concerns appear to be based on a reference in Winland’s disclosure documents regarding the grant of an incentive stock option with an exercise price of $0.53 per share in November 2001. Winland granted the incentive stock option to a deserving employee on the day of his/her promotion to a managerial position in the Company’s production facility. The option was granted consistent with the Company’s regular policy concerning option grants in connection with a promotion. It had nothing to do with current officers “taking advantage of a downturn in the stock market following September 11, 2001.”

     We believe that Mr. Call uses this incorrect assumption as justification for his proposal to withhold from management an important and effective compensation tool. He proposes that the Board of Directors discontinue granting incentive stock options under any existing program and the shareholders approve any future grant by a vote of 60% of the shares represented at the meeting. Although Mr. Call’s supporting statement argues for “a policy prohibiting the grant or issuance of stock options to the officers of the Company,” the actual proposal is broader, preventing the grant of any incentive stock options, including grants to non-officers, without shareholder approval. Winland is not aware of any company that has adopted a similar restriction on management.

     The authority to establish and maintain effective compensation programs, including stock options, must be left to the Board of Directors. Stock options have been widely accepted as an essential means to attract and retain talented employees and provide performance incentives that are of special concern to a company in times of economic difficulties. The proposal would make it impossible for the Company to use this tool efficiently and, thereby, greatly threatens the Company’s efforts to retain and reward its dedicated work force.

     As Wick Simmons, the Chairman and Chief Executive Officer of The Nasdaq Stock Market, put it in an editorial published in The Wall Street Journal on January 31, 2003:

“Stock options have a proven power to transform industries and accelerate national prosperity. [...] The key to America’s unprecedented economic prosperity is a system that recognizes the best talent and ensures that it is always available to the most promising ventures. Stock options play a crucial role in that system.”

     Vote against Mr. Call’s proposal in order to preserve for Winland’s Board of Directors the flexibility to use stock options to appropriately reward and compensate employees.

INDEPENDENT PUBLIC ACCOUNTANT

     McGladrey & Pullen, LLP (“McGladrey”) has served as the independent public accountants since May 1998 and has been selected to act as the Company’s independent public accountants for the current year ending December 31, 2003. Representatives of McGladrey are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

Audit Fees

     The aggregate fees billed by McGladrey for professional services rendered for the audit of annual financial statements for 2002 and for review of the financial statements included in the Forms 10-QSB for such year were $78,675.

Financial Information Systems Design and Implementation Fees

     Neither McGladrey nor any of its associated entities provided services to the Company for financial information systems design and implementation in 2002.

All Other Fees

     The aggregate fees billed by McGladrey or its associated entities for all other non-audit services, including services in connection with the Company’s tax forms preparation and services relating to corporate strategic planning and implementation for 2002 were $8,318.

     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining McGladrey’s independence and has determined that such services are compatible with maintaining McGladrey’s independence.

OTHER BUSINESS

     Management knows of no other matters to be presented at the 2003 Annual Meeting. If any other matter properly comes before the 2003 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2004 will not deviate more than thirty (30) days from the date for this Annual Meeting: Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2004 annual meeting of shareholders must be received by the Company by December 6, 2004 to be considered for inclusion in the Company’s proxy statement and related proxy for the 2004 annual meeting. Also, a shareholder proposal intended to be presented at the 2004 annual meeting but not included in the Company’s proxy statement for such meeting, must be received by the Company after February 12, 2004, but on or before March 14, 2004. According to the Company’s bylaws, a shareholder proposal received outside of this time period will be considered untimely. Management named in the Company’s proxy form for the 2003 annual meeting will then have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

     We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-QSB.

     Any shareholder proposal must provide the information required by the Company’s Bylaws and comply with any applicable laws and regulations. All submissions should be made to the Secretary of the Company at the Company’s principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.

ANNUAL REPORT

     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2002, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-KSB

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-KSB. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-KSB AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 21, 2003, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS

Lorin E. Krueger President and Chief Executive Officer

Dated: April 4, 2003

WINLAND ELECTRONICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 13, 2003
10:00 a.m.

Country Inn & Suites
1900 Premier Drive
Mankato, MN 56001

Winland Electronics, Inc. 1950 Excel Drive, Mankato, Minnesota 56001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2003.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Item 1 and “AGAINST” Item 2.

By signing the proxy, you revoke all prior proxies and appoint Lorin E. Krueger and Jennifer A. Thompson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

COMPANY #
CONTROL #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 12, 2003.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Winland Electronics, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card
\/ Please detach here \/

The Board of Directors recommends that you vote “FOR” Proposal 1 and “AGAINST” Proposal 2.

1.	To set the number of directors at five (5) by electing five (5) members of the Board of Directors:

01 02 03	Thomas J. de Petra S. Robert Dessalet Lorin E. Krueger	04 05	James L. Reissner Richard T. Speckmann	☐ Vote FOR all nominees (except as withheld below)	☐Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To consider a proposal submitted by a shareholder of the Company, if such proposal is properly presented at the meeting	☐ For	☐ Against	☐ Abstain

3. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box☐ Indicate changes below:	Date:__________________________ ,2003

2763896	Signature(s) in Box
Please sign exactly as name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.